UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

COLD SPRING CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32659	75-3192592
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

51 Locust Avenue, Suite 302
New Canaan, Connecticut 06840
(Address of principal executive offices, with zip code)

(203) 972-0888
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 3, 2006, Cold Spring Capital Inc. (“Cold Spring”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Sedona Development Partners, LLC (“Sedona”), Seven Canyons Investors, L.L.C. (“Seven Canyons Investors”), David V. Cavan and Cavan Management Services, L.L.C. (“Cavan Management Services”), pursuant to which Cold Spring will purchase all the outstanding equity interests of Sedona from Seven Canyons Investors, the sole owner of Sedona (the “Acquisition”).

Sedona is a specialty real estate development and operating company that owns and operates The Club at Seven Canyons, a private, high-end fractional ownership development, located in Sedona, Arizona.

The Acquisition is subject to the approval of Cold Spring’s stockholders and other closing conditions, as discussed in greater detail herein.

The following description summarizes the material provisions of the Purchase Agreement. The description is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K. Stockholders should read the Purchase Agreement carefully.

The Purchase Agreement contains representations and warranties by the respective parties. These representations and warranties are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified in some cases by information in disclosure schedules to the Purchase Agreement.  Although Cold Spring does not believe the disclosure schedules contain information the securities laws require Cold Spring to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to some of the representations and warranties set forth in the Purchase Agreement. The representations and warranties also may, in certain cases, reflect the parties' agreement as to the allocation of certain risks. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules and to such risk allocation. The disclosure schedules contain nonpublic information.  Information concerning the subject matter of the representations and warranties may change following the date of the Purchase Agreement, and subsequent information may or may not be fully reflected in Cold Spring’s public disclosures.

Purchase Price - Payment

Under the terms of the Purchase Agreement, the owner of Sedona will sell its equity interests for approximately $132.1 million consisting of:

•	$82.1 million in cash;

•	a three year $5 million subordinated 8% promissory note; and

•	a four year $45 million subordinated 8% note which is convertible into 7 million shares of Cold Spring common stock.

The convertible note mandatorily converts into 7,000,000 shares of common stock if the average daily closing price of Cold Spring’s common stock equals or exceeds $6.43 per share during any period of 20 consecutive trading days after the first anniversary of the closing. In addition, during the 30 day period following the one year anniversary of the closing, the holder of the note can elect to convert the note into 7 million shares of common stock regardless of the trading price. No interest shall be paid on the convertible note until the fifteenth month following the closing of the Acquisition and no accrued but unpaid interest will be paid upon a conversion, and such interest shall be deemed waived. The forms of the notes are attached to the Purchase Agreement as Exhibits 1.2(a)(ii) and 1.2(a)(iii).

In addition, Cold Spring will assume all of Sedona’s outstanding debt at closing.

Escrow Amounts

At the Closing, $1,000,000 in cash and $7,500,000 in principal amount of the convertible subordinated notes will be deposited with an escrow agent for the purpose of paying any indemnification obligations of the owner of Sedona under the Purchase Agreement, to be held and disbursed in accordance with the terms of an escrow agreement to be entered into as of the closing of the Acquisition by and among Seven Canyons Investors, Cold Spring and the escrow agent. The form of Escrow Agreement is attached to the Purchase Agreement as Exhibit 8.1(k).

Closing of the Acquisition

Subject to the provisions of the Purchase Agreement, the closing of the Acquisition will take place no later than three business days after the satisfaction or waiver of certain closing conditions, or such other date as is mutually agreed upon in writing by Cold Spring and Sedona.

Interim Operations Relating to the Companies

Under the Purchase Agreement, Sedona has agreed, and Seven Canyons Investors has agreed to cause Sedona and its subsidiaries, prior to the completion of the acquisition, to conduct their business in the ordinary course and to use reasonable efforts to preserve the existing contracts and goodwill of its customers, employees, suppliers, vendors, service providers, independent contractors and others. In addition, the Purchase Agreement describes certain actions that Sedona will not take, prior to the completion of the Acquisition, without the prior written consent of Cold Spring, including incurring additional indebtedness, materially changing employee compensation, settling any lawsuit and amending or terminating any existing material contract.

No Solicitation

Sedona and Seven Canyons Investors have agreed, from the date of the Purchase Agreement until the closing of the Acquisition or the termination of the Purchase Agreement, that they will not (and they will cause their respective subsidiaries, officers, stockholders, directors, managers, agents, consultants, representatives and affiliates not to) (a) solicit competing offers for the recapitalization or purchase of Seven Canyons Investors, Sedona or any subsidiary of Sedona or the purchase of all or any substantial portion of the equity interests or assets of Seven Canyons Investors, Sedona or any subsidiary, (b) negotiate or otherwise respond, other than to decline to enter into any negotiations, with respect to any unsolicited offer or indication of interest or (c) furnish confidential information to any person in connection with any such transaction.

Non-Competition

For a five-year period commencing on the closing of the Acquisitions, Seven Canyons Investors, Cavan Management Services and Mr. Cavan have agreed not to, directly or indirectly, compete with the business of Sedona within 100 miles of the Sedona property or solicit certain employees and consultants of Sedona.

In addition, Seven Canyons Investors, Cavan Management Services, and David V. Cavan have agreed to give Cold Spring notice of certain proposed real estate projects in which they may be involved outside of the 100-mile boundary of the Sedona property during the five-year period following closing and to use reasonable efforts to allow Cold Spring to participate in such project. Cold Spring is not obligated to participate in any such project.

Board Visitation Rights

As long as Seven Canyons Investors, Cavan Management Services and David V. Cavan collectively own at least 51% of the aggregate principal amount of the subordinated notes and convertible subordinates notes (and at least 51% of any common stock issued on conversion of the convertible subordinated notes), Cold Spring will allow a representative designated by Seven Canyons Investors who shall be reasonably acceptable to Cold Spring to attend meetings of the Cold Spring board of directors in a non-voting capacity.

Indemnification

Subject to the terms of the Purchase Agreement, Seven Canyons Investors, the sole equity holder of Sedona, has agreed to hold Cold Spring and its affiliates harmless for any losses suffered by them which arise from any breach or violation by Sedona or Seven Canyons Investors of the representations, warranties, covenants or agreements under the Purchase Agreement. Cold Spring has agreed to indemnify Seven Canyons Investors and hold it harmless against any losses that arise from any breach or violation of the representations, warranties, covenants or agreements of Cold Spring set forth in the Purchase Agreement. Subject to certain exceptions, claims may be asserted by a party only after the aggregate amount of all claims of that party exceeds $250,000, at which time claims above that amount will be recoverable, subject to the terms of the Purchase Agreement. Additionally, subject to certain exceptions, the aggregate indemnification liability of each of the indemnifying parties shall not exceed $8,500,000. The representations and warranties of the parties under the Purchase Agreement will survive the closing for one year; however, certain representations and warranties will survive for longer periods.

Conditions to the Completion of the Acquisition

The obligations of Cold Spring are subject to certain closing conditions, including:

•
the representations and warranties of Seven Canyons and Sedona must be true and accurate in all respects on and (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) as of the closing date with the same effect as though made on and as of such date; provided that this condition will be deemed not to have been satisfied only if the failure of such representation(s) or warranty(ies) to be true, individually or in the aggregate, has a material adverse effect (other than the representations and warranties about Seven Canyons’ ownership of the membership interests of Sedona, which shall be true and correct in all respects);

•	there must not have occurred any event or condition that could constitutes a default or breach under, or acceleration or cancellation of, any of Sedona’s indebtedness agreements;

•	no governmental or regulatory authority, court or third party shall have commenced or threatened to commence any action that would prohibit, restrain or invalidate the acquisition;

•	receipt of required consents;

•
receipt of title insurance polices from a title company reasonably satisfactory to Cold Spring and in a form reasonably satisfactory to Cold Spring with respect to each piece of real property owned by the Sedona or its subsidiaries;

•	absence of material adverse effect on Sedona and its subsidiaries since December 31, 2005;

•	the parties have entered into an escrow agreement and a registration rights agreement;

•
construction must have completed on at least 10 villa units included in a certain parcel of the Sedona property and there must be at least 100 fractional ownership interests in that parcel available for sale;

•
the fair market value of Sedona at the closing must be equal to at least 80% of Cold Spring’s net assets and Cold Spring must have received from Kramer Capital Partners, L.L.C., Cold Spring’s financial advisor, a bring-down of its fairness opinion regarding the transaction;

•	the execution of a management services agreement between Sedona and Cavan Management Services on terms satisfactory to Cold Spring; and

•
approval of the Acquisition by Cold Spring’s stockholders and holders of less than 20% of the shares of Cold Spring common stock issued in Cold Spring’s initial public offering must have voted against the Acquisition and demanded conversion of their shares into cash.

The obligations of Sedona and Seven Canyons are subject to certain closing conditions, including:

•	the representations and warranties of Cold Spring must be true and accurate in all material respects on the date of the closing of the Acquisition, or earlier as applicable;

•	no governmental or regulatory authority, court or third party shall have commenced or threatened to commence any action that would prohibit, restrain or invalidate the acquisition;

•	entering into an escrow agreement and a registration rights agreement;

•
the execution of a management services agreement between Sedona and Cavan Management Services on terms consistent with the terms attached to the Purchase Agreement, with a budget approved by Cold Spring; and

•
approval of the Acquisition by Cold Spring’s stockholders and holders of less than 20% of the shares of Cold Spring common stock issued in Cold Spring’s initial public offering must have voted against the Acquisition and demanded conversion of their shares into cash.

Termination

The Purchase Agreement may be terminated at any time, but not later than the closing of the Acquisition, as follows:

(a)	by mutual written consent of Cold Spring and Sedona;

(b)
by Cold Spring if Sedona or Seven Canyons Investors have breached, failed to perform or violated in any material respect any of their representations, warranties, covenants or agreements under the Purchase Agreement that would cause the failure of any condition to Cold Spring’s obligation to consummate the Acquisition, and such breach is not cured to Cold Spring’s reasonable satisfaction within thirty days after written notice of such breach is provided to Sedona or Seven Canyons Investors;

(c)
by Sedona if Cold Spring has breached, failed to perform or violated in any material respect any of its representations, warranties, covenants or agreements under the Purchase Agreement that would cause the failure of any condition to Sedona’s and Seven Canyons Investors’ obligation to consummate the Acquisition, and such breach is not cured to Sedona’s reasonable satisfaction within thirty days after written notice of such breach is provided to Cold Spring;

(d)	by Cold Spring if the conditions to Cold Spring’s obligation to consummate the Acquisition become incapable of satisfaction;

(e)	by Sedona if the conditions to Sedona’s and Seven Canyons Investors’ obligation to consummate the Acquisition become incapable of satisfaction;

(f)	by Cold Spring or Sedona if Cold Spring’s stockholders fail to approve the Acquisition; or

(g)	by Cold Spring or Seven Canyons Investors if the Acquisition has not been consummated by May 16, 2007 or such other date as Cold Spring and Seven Canyons Investors agree to in writing.

The Purchase Agreement may not be terminated by any party that is in breach of any representation or warranty or in violation of any covenant or agreement under the Purchase Agreement.

Effect of Termination

In the event of termination of the Purchase Agreement by either party under item (a) set forth above or under items (d) through (g) set forth above if neither party is in breach of a representation or warranty or in violation of a covenant or agreement in the Purchase Agreement, all further obligations of the parties will terminate without further liability. If the Purchase Agreement is terminated under items (b) through (g) set forth above or if one or more of the parties is in willful breach of a representation or warranty or in violation of a covenant or agreement contained in the Purchase Agreement, the liabilities and obligations of the parties not in breach or violation shall terminate and the party or parties in breach or violation of the Purchase Agreement shall remain liable for such breaches and violations.

The foregoing description of the Acquisition and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Management Services Agreement

Prior to the consummation of the Acquisition, Cold Spring will enter into a management services agreement with Cavan Management Services. Pursuant to, and subject to the terms of, the management services agreement, Cavan Management Services shall be the exclusive manager of the Club at Seven Canyons and shall provide services to homeowners’ associations on behalf of Sedona. The management services agreement will have a term of ten years and Cold Spring will pay Cavan Management Services a base monthly management fee of $25,000 as well as an additional monthly fee equal to 2.5% of the Club's preceding month’s gross revenues, which do not include revenues received from sales of fractional interests, villas, lots and golf memberships or certain other exclusions. Cold Spring will be responsible for all costs and expenses incurred by Cavan Management Services in connection with the management services agreement, so long as such costs and expenses are in accordance with a budget that will be determined by Cold Spring. Each party has agreed to indemnify the other for certain liabilities in connection with the management services agreement. Cold Spring may terminate the management services agreement at its option (i) upon payment to Cavan Management Services of a termination fee, which will be $1,000,000 during the first three years, decreasing by $100,000 on the third anniversary of the agreement and by an additional $100,000 on each anniversary thereafter or (ii) if, on or before the third anniversary, David V. Cavan ceases for any reason, including death or disability, to be actively involved in the day-to-day operations of Cavan Management Services, upon payment to Cavan Management Services of $500,000. In addition, Cavan Management Services may terminate the agreement at any time after the third anniversary of the agreement upon 180 days prior written notice. The management agreement is also subject to termination upon the bankruptcy of one of the parties, uncured breaches and other events.

Brokerage Agreement

Sedona will enter into a brokerage agreement with Cavan Realty, Inc. in connection with the acquisition. Pursuant to the brokerage agreement, Cavan Realty, Inc. shall be the exclusive broker for the sale of fractional interests in villas, lots and golf memberships at the Seven Canyons Resort for a term of three years. In connection with each sale in which Cavan Realty, Inc. has acted as broker, Sedona will pay to Cavan Realty, Inc. a commission equal to (i) 9% for sales of fractional interest, (ii) 9% for sales of lots and (iii) 10% for golf membership sales. Cavan Realty, Inc. shall be responsible for all co-brokerage commission, sales staff fees and commissions and the like. Sedona may terminate the brokerage agreement, upon 90 days written notice, at any time after the one year anniversary of the consummation of the Acquisition.

Registration Rights Agreement

Upon consummation of the Acquisition, Cold Spring and Seven Canyons Investors will enter into a registration rights agreement. Pursuant to the agreement, Seven Canyons Investors will be granted registration rights with respect to the shares of common stock issuable upon conversion of the convertible subordinated note that will be issued as part of the consideration for the Acquisition. The holder or holders of at least 75% of those shares of common stock will be entitled to make up to three demands that we register these shares in a short-form registration on Form S-3, subject to certain requirements on the size of the registration. The holder or holders of these shares will also be entitled to certain “piggy-back” registration rights, subject to certain requirements on the size of the registration. Cold Spring has agreed to bear the expenses incurred in connection with the filing of any such registration statement and to indemnify the holder or holders from certain liabilities in connection with such registrations. The form of Registration Rigths Agreement is attached as Exhibit 8.1(t) to the Purchase Agreement.

Material Relationships

Richard A. Stratton, Cold Spring’s Chairman of the Board, Chief Executive Officer and Secretary, is affiliated with two companies that have made loans to Sedona. In May 2005, Resort Finance LLC (“RFL”) entered into a construction loan and security agreement, providing for the lending of up to $30 million to Sedona. As of October 31, 2006, $19,346,137.50 in aggregate principal amount was outstanding under the loan agreement. The loan is repaid as Sedona sells property based on negotiated release prices and matures on May 20, 2008. Mr. Stratton is the controlling stockholder and chief executive officer of Resort Finance Corporation, which owns 40% interest in RFL.

On July 26, 2006, Developer Finance Corporation (“DFC”) entered into a credit agreement, providing for the lending of up to $3 million to Sedona. As of October 31, 2006, $3 million in aggregate principal amount was outstanding under the credit agreement. The loan matures on July 26, 2007. Mr. Stratton is also chairman of the board of directors and controlling stockholder of DFC.

Additional Information and Where to Find It

Stockholders of Cold Spring are advised to read, when it becomes available, Cold Spring’s proxy statement in connection with Cold Spring’s solicitation of proxies for the special stockholder meeting at which the stockholders will be asked to approve, among other things, the Acquisition, because it will contain important information. The definitive proxy statement will be mailed to Cold Spring stockholders as of a record date to be established for voting on the Acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Cold Spring Capital, 51 Locust Avenue, Suite 302, New Canaan, Connecticut 06840. The proxy statement, once available, will also be available, without charge, at the Securities and Exchange Commission Internet site, www.sec.gov.

Participation in Solicitation

Cold Spring and its directors and executive officers may be deemed to be participants in connection with Cold Spring’s solicitation of proxies for the special stockholder meeting at which the stockholders will be asked to approve, among other things, the Acquisition. Information about Cold Spring’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, and such information will be available in the proxy statement.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

2.1
Securities Purchase Agreement dated November 3, 2006 by and among Cold Spring Capital Inc., Sedona Development Partners, LLC, Seven Canyons Investors, L.L.C., David V. Cavan and Cavan Management Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLD SPRING CAPITAL INC.

Date: November 9, 2006	By:	/s/ Joseph Weingarten
Joseph Weingarten
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Securities Purchase Agreement dated November 3, 2006 by and among Cold Spring Capital Inc., Sedona Development Partners, LLC, Seven Canyons Investors, L.L.C., David V. Cavan and Cavan Management Services, L.L.C.